UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Hampshire Road

Salem, New Hampshire 03079

(Address of principal executive offices) (Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 23, 2004, StockerYale, Inc. (the “Company”) announced that it is discontinuing efforts towards a definitive agreement to acquire Navitar, Inc. (“Navitar”). Navitar is a manufacturer and supplier of optical lens systems and optical solutions for the machine vision and biomedical diagnostic industries. The proposed acquisition was originally announced in November 2004.

At the time the proposed acquisition was originally announced, The Eureka Interactive Fund Limited (“Eureka”) committed to purchase from the Company senior promissory notes in an aggregate principal amount of up to $10 million to help finance the proposed acquisition of Navitar (the “Financing Commitment”). In consideration for the Financing Commitment, the Company issued to Eureka warrants to purchase 6 million shares of the Company’s common stock (the “Warrants”). As a result of the termination of efforts to complete the acquisition of Navitar, the Financing Commitment and the Warrants automatically terminated by their respective terms.

A copy of the Company’s press release is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release dated December 23, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCKERYALE, INC.

Date: December 23, 2004	By:	/s/ Richard P. Lindsay
Richard P. Lindsay
Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 23, 2004